EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2002 relating to the consolidated financial statements of Ladenburg Thalmann Financial Services Inc. which appears in Ladenburg Thalmann Financial Services Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
November 20, 2002








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